Exhibit 1.1

MeaTech 3D Ltd.
[____] American Depositary Shares

Representing

[____] Ordinary Shares

UNDERWRITING AGREEMENT

March [___], 2021

H.C. Wainwright & Co., LLC
430 Park Avenue, 3rd Floor
New York, New York 10022

as Representative of the several
Underwriters named in Schedule I hereto

Ladies and Gentlemen:

MeaTech 3D Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters (the “Underwriters”) named on Schedule I to this Underwriting Agreement (the “Agreement”), for whom you are acting as Representative (the “Representative”), an aggregate of [____] American Depositary Shares (the “ADSs”) of the Company (the “Firm ADSs”), each ADS representing [___] ordinary shares, no par value per share, of the Company (the “Ordinary Shares”) and, in the aggregate, representing [____] Ordinary Shares.  The respective amounts of the Firm ADSs to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.  In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional [____] ADSs (representing [____] Ordinary Shares, in the aggregate) (the “Option ADSs”) from the Company. The Firm ADSs and the Option ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement dated on or about the date hereof (the “Deposit Agreement”) entered into by and among the Company, The Bank of New York Mellon, as depositary of the Company (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs.  The Firm ADSs and the Option ADSs are collectively called the “Offered ADSs.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement on Form F-6 (No. 333-[____]) covering the registration of the ADSs under the Securities Act (the “ADS Registration Statement”), a Registration Statement (as hereinafter defined) on Form F-1 (No. 333-253257), including a preliminary prospectus, and such amendments thereof as may have been required to the date of this Agreement.  Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you.  The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules.  The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial statements), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.  If the Company has filed an abbreviated registration statement to register additional Offered ADSs pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Offered ADSs, as set forth in and pursuant to the Time of Sale Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable.  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1.          Sale, Purchase, Delivery and Payment for the Offered ADSs.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)          The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[____] per ADS (the “ADS Price”), the number of Firm ADSs set forth opposite the name of such Underwriter under the column “Number of Firm ADSs to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.

(b)          The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option ADSs at the ADS Price.  The number of Option ADSs to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option ADSs to be purchased by the Underwriters as such Underwriter is purchasing of the Firm ADSs.  Such option may be exercised in whole or in part for a period of 30 days after the date of this Agreement, in each case upon written notice, or verbal or telephonic notice confirmed by written notice, by the Representative to the Company setting forth the number of Option ADSs to be purchased and the time and date (if other than the Firm ADSs Closing Date) of such purchase.

(c)          Payment of the purchase price for, and delivery of, the Firm ADSs shall be made at the offices of H.C. Wainwright & Co., LLC (“Wainwright”), 430 Park Avenue, 3rd floor, New York, NY 10022, at 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such time on such other date, not later than five (5) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm ADSs Closing Date”).  In addition, in the event that any or all of the Option ADSs are purchased by the Underwriters, payment of the purchase price, and delivery of such Option ADSs shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option ADSs Closing Date”).  The Firm ADSs Closing Date and any Option ADSs Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d)          Payment for the Firm ADSs shall be made available for “Delivery Versus Payment” settlement with the Company at the Firm ADSs Closing Date (and, if applicable, payment for the Option ADSs shall be made at the Option ADSs Closing Date) (i.e., on the Firm ADSs Closing Date or Option ADSs Closing Date, as applicable, the Company shall issue the Firm ADSs and Option ADSs, which shall be released by the Depositary to the account identified by the Representative upon receipt by the Company of payment therefor made by the Representative (or its clearing firm) by wire transfer to the Company. Upon receipt of such Firm ADSs or Option ADSs, as applicable, the Representative shall promptly electronically deliver such Firm ADSs or Option ADSs, as applicable, to the applicable purchaser. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm ADSs and any Option ADSs the Underwriters have agreed to purchase. Wainwright, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Firm ADSs and any Option ADSs to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Firm ADSs Closing Date or the applicable Option ADSs Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)          The Company shall deliver, or cause to be delivered, the Offered ADSs through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct, to the Representative for the accounts of the several Underwriters, book-entry entitlements for the Firm ADSs at the Firm ADSs Closing Date, against payment by Delivery Versus Payment settlement for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered through the facilities of DTC unless the Representative shall otherwise instruct, to the Representative for the accounts of the several Underwriters, book-entry entitlements for the Option ADSs the Underwriters have agreed to purchase at the Firm ADSs Closing Date or the applicable Option ADSs Closing Date, as the case may be, against the payment by Delivery Versus Payment settlement for the amount of the purchase price therefor.  If the Representative so elects, delivery of the Offered ADSs will be made by credit to the accounts designated by the Representative through DTC’s full fast transfer or DWAC programs. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

2.          Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm ADSs Closing Date and as of each Option ADSs Closing Date (if any), as follows:

(a)          On the Effective Date, the Registration Statement complied, and, on the date it became effective, the ADS Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement or the ADS Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement, the Prospectus (and any amendment thereof or supplement thereto) and the ADS Registration Statement (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules. Neither the Registration Statement nor the ADS Registration Statement, nor any amendments of either of the foregoing, as of the times they became effective, contained any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement, the ADS Registration Statement nor the Prospectus, nor any amendment or supplement of either of the foregoing, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  Notwithstanding the foregoing, none of the representations and warranties in this Section 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.  With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus is the selling concession figure in the eighth paragraph and the statements under the heading “Stabilization” and “Passive Market Making”, each under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(b)          As of the Applicable Time (as hereinafter defined), none of (i) the price to the public and the number of Offered ADSs offered and sold, as indicated on the cover page of the Prospectus and the Time of Sale Prospectus (as hereinafter defined), considered together (collectively, the “General Disclosure Package”), (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, (iii) any individual Written Testing-the Waters Communication (as defined herein), and (iv) the ADS Registration Statement or any amendments or supplements thereto, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus (as hereinafter defined), including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each a “Road Show”) (i) is identified in Schedule III hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules.

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means [      ] [a.m./p.m.] (New York City time) on the date hereof.

“Time of Sale Prospectus” as of any time means the Preliminary Prospectus relating to the Offered ADSs that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 433 of the Rules) relating to the Offered ADSs prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Offered ADSs, including, without limitation, each Road Show.

(c)          The Registration Statement and the ADS Registration Statement are effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or the ADS Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus,” as defined in Rule 433 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened under the Securities Act.  Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).  Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(d)          Each Issuer Free Writing Prospectus listed in Schedule III hereto, when taken together with the General Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made as to information contained or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)          The financial statements of the Company (including all notes thereto) included in the Registration Statement, General Disclosure Package, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, changes in equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, has been prepared in conformity with International Financial Reporting Standards (“IFRS”) as adopted by International Accounting Standards Board, consistently applied throughout the periods involved, except as may be expressly stated in the related notes thereto, and except that the unaudited financial statements are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the Rules.  The summary and selected financial data included in the Registration Statement, the General Disclosure Package, Time of Sale Prospectus and Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information. The pro forma financial information and the related notes thereto included in the Registration Statement, the General Disclosure Package, the Time of Sale Prospectus, and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect thereto and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(f)          KPMG International, an independent registered public accounting firm (the “Auditor”), whose reports are filed with the Commission as a part of the Registration Statement, the General Disclosure Package, the Time of Sale Prospectus or the Prospectus, as applicable, is and, during the periods covered by its reports, was (i) an independent public accounting firm with respect to the Company as required by the Securities Act and the Rules and, (ii) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) .

(g)          The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and (where such concept is applicable) in good standing under the laws of their respective jurisdictions of incorporation or organization. Each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Registration Statement, the General Disclosure Package, the Time of Sale Prospectus and the Prospectus, and to own, lease and operate its properties.

(h)          All of the issued shares of capital stock of, or other ownership interests in, each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, other than those described in the Registration Statement, the General Disclosure Package, the Time of Sale Prospectus and the Prospectus.  The Company and each of its subsidiaries is duly qualified to do business and (where such concept is applicable) is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(i)          (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Offered ADSs and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(j)          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use, or could obtain on commercially reasonable terms, all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries, except for licenses granted in the ordinary course to third parties, or that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135), or the equivalent in any other jurisdiction, has been commenced against any patent or patent application described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)          The Company and each of its subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases with which the Company and its subsidiaries, as applicable are in compliance in all material respects.

(l)          Since the date of the latest audited financial statements included  in the Registration Statement, the Time of Sale Prospectus, the General Disclosure Package and the Prospectus, and except in each case as disclosed in the Registration Statement, the Time of Sale Prospectus, the General Disclosure Package and the Prospectus, (i) there has not been any event which has had or that could reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, including a health epidemic or pandemic outbreak of infectious disease (including, without limitation, the COVID-19 pandemic and/or any related/mutated form of COVID-19) whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which could be reasonably be expected to have a Material Adverse Effect; and (iii) neither the Company nor its subsidiaries has (A) issued any securities other than Ordinary Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, (B) incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (C) entered into any transaction not in the ordinary course of business or (D) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(m)          There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules.    Neither the Company nor any of its subsidiaries, if a subsidiary is a party is in material default in the observance or performance of any term or obligation to be performed by it under any material license, contract, indenture, mortgage, deed of trust, note, loan, credit agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the properties or assets of the Company is subject, and no event has occurred which with notice or lapse of time or both would constitute such a default or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, in any such case which default or event would have a Material Adverse Effect.

(n)          The statistical and market related data included in the Registration Statement, the General Disclosure Package, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(o)          Neither the Company nor any subsidiary (i) is in violation of its articles of association, charter or by-laws or other organizational documents, or (ii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except in the case of clause (ii) to the extent such violation would not reasonably be expected to have a Material Adverse Effect.

(p)          This Agreement has been duly authorized, executed and delivered by the Company;

(q)          None of the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Offered ADSs) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or (ii) any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or (iii) violate any provision of the articles of association, charter or by-laws or other organizational documents of the Company or any of its subsidiaries; except for such consents or waivers which have already been obtained and are in full force and effect and except, with respect to clauses (i) and (ii), conflicts or violations that could not reasonably be expected to have a Material Adverse Effect.

(r)          The Company has authorized and outstanding share capital as set forth under the caption “Capitalization” and “Description of Share Capital” in the Registration Statement, Time of Sale Prospectus, General Disclosure Package and the Prospectus.  All of the issued and outstanding shares of the Company have been duly and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal, state and local, including any applicable foreign (including Israeli), securities laws.  There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of the Company or any of its subsidiaries, including Ordinary Shares or ADSs, or any such rights pursuant to its articles of association, charter, certificate of incorporation or by-laws or any other applicable organization documents or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound, except as disclosed in the Registration Statement, Time of Sale Prospectus, General Disclosure Package and the Prospectus.  The Offered ADSs (including the underlying Ordinary Shares) have been duly authorized for issuance and sale pursuant to this Agreement and when issued and sold pursuant to this Agreement, and, in the case of the underlying Ordinary Shares, will be fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Neither the filing of the Registration Statement nor the offering or sale of the Offered ADSs as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Ordinary Shares or other securities of the Company. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any Ordinary Shares of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such Ordinary Shares.  The exercise price of each option to acquire Ordinary Shares (each, a “Company Stock Option”) is no less than the fair market value of an Ordinary Share as determined on the date of grant of such Company Stock Option.  All grants of Company Stock Options were validly issued and properly approved by the Board of Directors of the Company (and, if required, by a committee of the Board of Directors of the Company and/or the shareholders of the Company) in material compliance with all applicable laws and the terms of the plans under which such Company Stock Options were issued and were recorded on the Company’s financial statements, in accordance with IFRS as issued by the International Accounting Standards Board, and no such grants involved any “back dating,” “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Ordinary Shares and the Offered ADSs conform in all material respects to all statements in relation thereto contained in the Registration Statement, General Disclosure Package, Time of Sale Prospectus and the Prospectus.

(s)          Each director and executive officer of the Company and each shareholder of the Company listed on Schedule II hereto has delivered to the Representative a lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(t)          There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could be reasonably expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u)          All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Offered ADSs by the Company, including, if applicable, such corporate approvals on the part of the Company under Chapter 5 of Part VI of the Israeli Companies Law.

(v)          Neither the Company nor any of its subsidiaries is involved in any material labor dispute with respect to any of the employees of the Company nor, to the knowledge of the Company, is any such dispute imminent, which dispute would have a Material Adverse Effect.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect.  The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(w)          No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the Time of Sale Prospectus, the General Disclosure Package and the Prospectus.

(x)          The Company has not taken, nor will it take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares or any security of the Company to facilitate the sale or resale of any of the Offered ADSs.

(y)          Except for matters that would not result in a Material Adverse Effect, the Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.  There are no tax audits or investigations pending that would have a Material Adverse Effect, nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

(z)          The ADSs have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) Capital Market System, subject to official Notice of Issuance.  A registration statement for the ADSs has been filed on Form 8-A pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which registration statement complies in all material respects with the requirements of the Exchange Act.

(aa)          The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or the quotation of the ADSs on the Nasdaq Capital Market, nor has the Company received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or quotation.

(bb)          The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)          The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared.

(dd)          Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting.

(ee)          The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act.

(ff)          The Company and its subsidiaries are insured by insurance such losses and risks and in such amounts as the Company and its subsidiaries believe are prudent and customary in the businesses in which they are engaged. Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

(gg)          Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company has been so obtained or performed, except for (i) such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) and (ii) such filings required to be made under applicable securities laws.  Assuming the Underwriters have not offered the Offered ADSs in Israel, or otherwise engaged in a solicitation, advertising or any other action in Israel constituting an offer under the Israeli Securities Law, 5728-1968, as amended, and the regulations promulgated thereunder, other than an offer that does not constitute an offering to the public, the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Offered ADSs.

(hh)          There are no affiliations with FINRA among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater shareholder of the Company, except as set forth in the Registration Statement, Time of Sale Prospectus, General Disclosure Package or Prospectus or as otherwise disclosed in writing to the Representative.

(ii)          All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options or other rights to acquire any securities of the Company in connection with the offering of the Offered ADSs is true, complete, correct and compliant in all material respects with FINRA’s rules, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete, correct and compliant in all material respects.

(jj)          As to each product or technology subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”), the U.S. Department of Agriculture (the “USDA”) or any non-U.S. counterpart that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its subsidiaries (each such product, a “Product”), such Product is being manufactured, packaged, labeled, tested, distributed, sold or marketed by the Company or its subsidiaries in compliance with all applicable Food Laws relating to registration, clearance, licensure, or application approval, good manufacturing practices, safety, product listing, labeling, advertising, recordkeeping and filing of reports, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Food Laws” means: (i) the Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder and any foreign counterpart; (ii) the Public Health Service Act (42 U.S.C. § 201 et seq.), Fair Packaging and Labeling Act, Federal Meat Inspection Act (15 U.S.C. §§ 1451-1462), Poultry Products Inspection Act (21 U.S.C. § 451 et seq.), Egg Products Inspection Act (21 U.S.C. § 1031 et seq.) and any foreign counterpart and (iii) any and all other applicable health laws and regulations. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has received any notice, warning letter or other communication from the FDA or USDA or any foreign counterpart or any other governmental entity, which (i) contests the clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising, sales or promotional materials relating to, any Product, (iii) enjoins production at any facility of the Company or any of its subsidiaries, (iv) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its subsidiaries, or (v) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its subsidiaries, and which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable Food Laws. The Company has not been informed by the FDA, USDA or any non-U.S. counterpart that the FDA, USDA or any non-U.S. counterpart will prohibit the marketing, sale, license or use in the United States, Israel or in any other territory any product proposed to be developed, produced or marketed by the Company or any subsidiary nor has the FDA, USDA or any non-U.S. counterpart expressed any concern as to approving or clearing for marketing any product or technology being developed or proposed to be developed by the Company or any subsidiary. To the Company’s knowledge, there are no legal or governmental proceedings relating to any Food Laws pending or threatened to which the Company is a party, nor is it aware of any violations of such acts or regulations by the Company, which would have a Material Adverse Effect.

(kk)          Except as would not reasonably be expected to result in a Material Adverse Effect on the Company and its subsidiaries taken as a whole, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned by the Company (collectively, “IT Systems”), to the knowledge of the Company, are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted as described in the Registration Statement, General Disclosure Package, Time of Sale Prospectus and the Prospectus. The Company and its subsidiaries have used commercially reasonable efforts to implement and maintain commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including Personal Data (as defined below), used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; and (iii)  any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and, to the knowledge of the Company, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ll)          Except as described in the Registration Statement, General Disclosure Package, Time of Sale Prospectus and the Prospectus and except as would not have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (each such law, an “Environmental Law”) which are applicable to its business; (ii) none of the Company or any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as now conducted and is in compliance with all terms and conditions of any such permit, license or approval; and (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws.

(mm)       The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of proceeds thereof as described in the Registration Statement, General Disclosure Package, Time of Sale Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn)          Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, Chapt. 9 of Israeli’s Criminal Law 1996, as amended, or any other provision of any applicable non-U.S. anti-bribery or anti-corruption law or regulation; or (iv) made any other unlawful payment. The Company and its subsidiaries have instituted, maintained and enforced, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israeli Prohibition on Money Laundering Law, 5760-2000,  and any other money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(pp)          None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries or other person associated with or acting on behalf of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq)          Except as described in the Registration Statement, the Time of Sale Prospectus, the General Disclosure Package and the Prospectus, the Company has not sold or issued any Ordinary Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(rr)          None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the Firm ADSs Closing Date, or the Option ADSs Closing Date, and (ii) completion of the distribution of the Offered ADSs, any offering material in connection with the offering and sale of the Offered ADSs other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with the terms of this Agreement.

(ss)          Since the date of the preliminary prospectus included in the Registration Statement filed with the Commission on [______] (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(tt)          The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(uu)          The Company has all requisite corporate power and authority to submit, and pursuant to Section 10 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 10 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 10 hereof.

(vv)          The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ww)        The Company and each of its subsidiaries has all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business as now conducted, all of which are valid and in full force and effect, except where the lack of such Permits would not reasonably be expected to have a Material Adverse Effect.  The Company and each of its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the Company thereunder, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xx)          Other than as contemplated by this Agreement, including references to the engagement agreement dated September 10, 2020, between the Company and Representative (the “Engagement Letter”), the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(yy)         The Deposit Agreement has been duly authorized by the Company, and when executed and delivered by the Company will, assuming due authorization, execution and delivery by the Depositary, constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.  Upon the issuance, sale and payment for the underlying Ordinary Shares in accordance with the terms hereof and the due issuance by the Depositary of the ADSs and ADRs evidencing the Ordinary Shares, against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs will be duly and validly issued, and the persons in whose names the Offered ADSs are registered will be entitled to the rights specified in the Deposit Agreement; and the Deposit Agreement and the ADRs will conform, in all material respects, to the descriptions thereof contained in the Registration Statement and the Prospectus.

(zz)          No transaction, stamp or other issuance or transfer taxes or duties, and, assuming that the Underwriters are not otherwise subject to taxation in Israel, no capital gain, income, or other tax or duty is payable in the State of Israel by or on behalf of the Underwriters to any taxing authority thereof or therein in connection with (i) the issuance, sale and delivery of the Offered ADSs by the Company; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof; (iii) the holding or transfer of the Offered ADSs in connection with (ii) above; or (iv) the execution and delivery of this Agreement or any other document to be furnished hereunder.

3.          Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters under this Agreement are several and not joint.  The respective obligations of the Underwriters to purchase the Offered ADSs are subject to each of the following terms and conditions:

(a)          Notification that each of the Registration Statement and the ADS Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b)          No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the Company’s knowledge, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative.  If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c)          The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date.  The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d)          The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive officer and the chief financial officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (iv) there has not occurred any Material Adverse Effect.

(e)          The Representative shall have received: (i) simultaneously with the execution of this Agreement, a signed letter from the Auditor addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representative and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)          The Representative shall have received on each Closing Date from (i) Covington & Burling LLP, U.S. counsel for the Company, an opinion and negative assurance statement and (ii) Kaufman, Rabinovich & Co. Israeli counsel for the Company, an opinion, in each case addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(g)          The Representative shall have received on each Closing Date from The Intellectual Property Law Office of Guy Levi, LLC, intellectual property counsel for the Company, an opinion addressed to the Representative and dated such Closing Date, in form and substance satisfactory to the Representative.

(h)          On the Closing Date, the Representative shall have received the opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date, addressed to the Representative in form and substance satisfactory to the Representative.

(i)          The Representative shall have received on the Closing Date from each of McDermott Will & Emery LLP and Barnea & Co., counsel for the Representative, a negative assurance statement, addressed to the Representative and dated as of such Closing Date.

(j)          The Representative shall have received copies of the Lock-Up Agreements executed by each entity or person listed on Schedule II hereto.   In the event that the Representative, in its sole discretion, agrees to release or waive any restriction set forth in a Lock-Up Agreement for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of such release or waiver (which release or waiver shall be substantially in the Form found at Exhibit A-1 attached hereto), the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A-2 attached hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(k)          The Offered ADSs shall have been approved for quotation on the Nasdaq Capital Market, subject only to official Notice of Issuance, and the Tel Aviv Stock Exchange (the “TASE”) has approved the registration of the Ordinary Shares underlying the Offered ADSs.

(l)          Since the date of this Agreement, except as set forth or contemplated by the Registration Statement, the General Disclosure Package, the Time of Sale Prospectus, or the Prospectus (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii)  no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material adverse change in the results of operations of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there otherwise has not occurred any event that could, or with the passage of time, would result in a Material Adverse Effect, which in the case of (i)-(v) that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Offered ADSs as contemplated hereby.

(m)          FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the offering of the Offered ADSs.

(n)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Firm ADSs Closing Date or an Option ADSs Closing Date (if any), prevent the issuance or sale of the Offered ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or an Option ADSs Closing Date (if any), prevent the issuance or sale of the Offered ADSs.

(o)          The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered ADSs in accordance with the Deposit Agreement.  The Company shall, on or prior to the Closing Date, as the case may be, deposit the Ordinary Shares to be represented by the Offered ADSs with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at the Closing Dates.

(p)          At each Closing Date, the Representative shall have received a certificate from the Depositary reasonably satisfactory to the Representative with respect to the deposit with the Depositary of the underlying Ordinary Shares represented by the Offered ADSs against issuance of the ADRs evidencing the Offered ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(q)          The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

(q)          The Company acknowledges, understands and agrees that the Offered ADSs may be offered and sold in Israel only by the Underwriters and only to (i) such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) who submit written confirmation to the Underwriters and the Company that such investor (A) falls within the scope of the Addendum, is aware of the meaning of same and agrees to it, and (B) is acquiring the Offered ADSs for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

4.          Covenants and Other Agreements of the Company and the Underwriters.

(a)          The Company covenants and agrees as follows:

(i)          The Company shall prepare and deliver to the Representative, prior to filing, the Prospectus and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than such time as may be required by the Rules.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii)          The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement, the ADS Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus,” as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  Prior to filing any amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus, the Company shall furnish a copy thereof to the Representative and obtain the consent of the Representative prior to filing, which consent shall not be unreasonably withheld or delayed.  The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(iii)          If, at any time when a prospectus relating to the Offered ADSs (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)          If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)          The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12 month period beginning at the end of the fiscal quarter of the Company during with the Effective Date occurs (or 90 days if such 12 month period coincides with the Company’s fiscal year) an earning statement (which need not be audited) of the Company covering such 12-month period which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi)          The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request.  If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)          The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Offered ADSs for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Offered ADSs.

(viii)          The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix)          Without the prior written consent of the Representative, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), the Company shall not issue, sell or register with the Commission or enter into any agreement to issue, sell or register or announce the issuance or proposed issuance (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (A) the issuance of the Offered ADSs pursuant to the Registration Statement, (B) the issuance of Ordinary Shares upon the exercise of any options, rights or warrants disclosed as outstanding in the Registration Statement and the Prospectus; provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities, (C) the issuance of options or shares to employees, officers or directors pursuant to the Company’s existing equity incentive plan as described in the Registration Statement and the Prospectus, (D) the entry into an agreement providing for the issuance by the Company of equity securities of the Company, or any security convertible into equity securities or exercisable or exchangeable therefor, in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity, or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, (E) the entry into any agreement providing for the issuance of equity securities, or any security convertible into equity securities or exercisable or exchangeable therefor, in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, and (F) the issuance of Ordinary Shares as an equity grant to any new employee or employees or consultant or consultants, in an amount not to exceed 850,000 Ordinary Shares in the aggregate, in connection with any transaction contemplated by clauses (D) or (E) hereof, provided, in the case of (D), (E) and (F), that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period, and provided that any such issuance shall only be to a person (or to the equityholders of a person, or in the case of (F), an employee of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(x)          On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq Capital Market (including any required registration under the Exchange Act). The Company shall use its commercially reasonable efforts to maintain the listing or quotation of the ADSs on the Nasdaq Capital Market.  The Company further agrees, if the Company applies to have the ADSs traded on any other trading market, it will then include in such application the Offered ADSs and will take such other action as is necessary to cause all of the Offered ADSs to be listed or quoted on such other trading market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its ADSs on a trading market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market.

(xi)          Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Offered ADSs without the prior written consent of the Representative (which consent will not be unreasonably withheld or delayed) unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xii)          The Company will apply the net proceeds from the offering of the Offered ADSs in a manner consistent with the application thereof described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus, the General Disclosure Package and the Prospectus.

(xiii)          The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered ADSs within the meaning of the Securities Act and (b) completion of the Lock-Up Period.

(xiv)          If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(b)          The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Offered ADSs and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement, including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of the Offered ADSs to the Underwriters; (iii) the registration or qualification of the Offered ADSs for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vii), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Offered ADSs by the Underwriters or by dealers to whom Offered ADSs may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, reasonable travel and lodging expenses of the Representative approved by the Company in advance, employees and officers of the Company and any such consultants, (vii) inclusion of the Offered ADSs for quotation on the Nasdaq Capital Market; (viii) all transfer taxes, if any, with respect to the sale and delivery of the Offered ADSs by the Company to the Underwriters; (ix) up to $125,000 for all fees and expenses of the Underwriter’s legal counsel and other out-of-pocket expenses; (x) $25,000 to the Representative for non-accountable expenses, and (xi) the actual out-of-pocket costs incurred by the Underwriters in connection with clearing agent settlement and financing, which cost shall not exceed $12,900. The Underwriters may also deduct from the net proceeds of the public offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

(c)          At the Firm ADSs Closing Date and any Option ADSs Closing Date, the Company shall pay the Representative a management fee equal to 1.0% of the gross proceeds raised at the Firm ADSs Closing Date and each Option ADSs Closing Date.

(d)          The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an length transaction between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Offered ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person.  Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the company or any other person in connection with any such transaction or the process leading thereto.

5.          Indemnification.

(a)          The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430A as applicable or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, General Disclosure Package, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered ADSs, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Offered ADSs in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriter Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)          Each Underwriter shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriter Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c)          Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served. The omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel (including local counsel, if necessary) in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

6.          Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered ADSs pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 6, no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offered ADSs purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6.  The Underwriter’s obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7.          Termination.

This Agreement may be terminated with respect to the Offered ADSs to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the reasonable opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Offered ADSs or enforce contracts for the sale of the Offered ADSs; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis, including a health epidemic or pandemic outbreak of infectious disease (including COVID-19 to the extent that there is a material worsening of such outbreak that actually occurs after the date hereof in the markets in which the Company operates), the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Offered ADSs or enforce contracts for the sale of the Offered ADSs; (iii) trading in the Offered ADSs or any securities of or guaranteed by the Company or any subsidiary has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, the NYSE American, the TASE, or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or federal authority or a new restriction materially adversely affecting the distribution of the Firm ADSs or the Option ADSs, as the case may be, shall have become effective; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect. Any termination pursuant to this Section 7 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 5 and Section 6 shall at all times be effective and shall survive such termination.

8.          Substitution of Underwriters.  If any Underwriter shall default in its obligation to purchase on any Closing Date the Offered ADSs agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Offered ADSs on the terms contained herein.  If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Offered ADSs on such terms.  If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Offered ADSs which remains unpurchased on such Closing Date does not exceed 10% of the aggregate number of all the Offered ADSs that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered ADSs which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Offered ADSs which such Underwriter agreed to purchase hereunder) of the Offered ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven business days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their respective counsels may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Offered ADSs which remains unpurchased exceeds 10% of the aggregate number of all the Offered ADSs to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the first Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option ADSs to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 4(b), 5, 6 and 7.  The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Offered ADSs.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

9.          Persons Entitled to Benefit of Agreement.  This Agreement has been and is made for the benefit of and binding upon the Underwriters, the Company, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 5 of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act, but only to the extent specifically described herein.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 9, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

10.          Miscellaneous.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Offered ADSs.  In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement, except as otherwise specifically provided herein.

This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof; provided however, that the Engagement Letter shall continue to be effective and continue to survive and be enforceable by the parties hereafter in accordance with its terms.

This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Offered ADSs from any Underwriter merely because of such purchase. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless and until the same shall be in writing and signed by the Company and the Representative.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or facsimile if subsequently confirmed in writing, (a) if to the Representative, c/o  H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, New York 10022, Attention: Head of Investment Banking, Fax: 212-214-0803, with a copy to McDermott Will & Emery LLP, 340 Madison Ave, New York, NY 10173, Fax: 212-547-5444 Attention: Gary Emmanuel, and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement, with a copy to Covington & Burling LLP, The New York Times Building, 620 Eighth Ave, New York, NY 10018, Attention: Brian K. Rosenzweig.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company has irrevocably appointed Puglisi & Associates, which currently maintains an office at 850 Library Avenue, Suite 204,Newark, Delaware 19711 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, United States of America.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to the Underwriters in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriters against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

All payments made or deemed to be made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income) imposed or levied by or on behalf of the State of Israel, any other jurisdiction from or through which payment is made, or, in each case, any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges.  In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter, its officers and employees, and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof.

[Remainder of Page Intentionally Left Blank.  Signature Page Follows.]

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours, MEATECH 3D LTD. By ______________________________ Title: [____]

Confirmed:

Acting severally on behalf of itself and
as the Representative of the several Underwriters
named in Schedule I annexed hereto.

H.C. WAINWRIGHT & CO., LLC

By              ______________________________
Title:          [____]

[Signature Page to Underwriting Agreement]

SCHEDULE I

Name		Number of Firm ADSs to Be Purchased

H.C. WAINWRIGHT & CO., LLC		[____]
[____]		[____]
[____]		[____]

	Total	[____]

SCHEDULE II

Lock-up Signatories

Directors & Officers

Sharon Fima

Guy Hefer

Omri Schanin

Dan Kozlovski

Non-Employee Directors:

Steven H. Lavin

Daniel Ayalon

David Gerbi

Eli Arad

Shirly Cohen

Shareholders

El Capital Investments, LLC

Silver Road Capital, Ltd.

SCHEDULE III

Issuer Free Writing Prospectuses

Investor Presentation, dated as of [●], 2021.

Exhibit A

FORM OF LOCK-UP AGREEMENT

[●], 202[●]

H.C. WAINWRIGHT & CO., LLC
As Representative of the several Underwriters
c/o H.C. Wainwright & Co., LLC
430 Park Avenue
New York, New York 10022
Ladies and Gentlemen:

The undersigned understands that H.C. Wainwright & Co., LLC, as representative of the several Underwriters (the “Representative”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with Meat-Tech 3D Ltd., a company organized under the laws of the State of Israel (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in the Underwriting Agreement (the “Underwriters”) of securities of the Company.

In order to induce you to enter into the Underwriting Agreement, and in light of the benefits that the Public Offering will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees that, without the prior written consent of the Representative,  from the date hereof and through and including the date that is the 180th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not (1) offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) with respect to, any ordinary shares, no par value each, of the Company (“Ordinary Shares”) and/or American Depositary Shares of the Company (the “ADSs”) or securities convertible, exchangeable or exercisable into, Ordinary Shares or ADSs whether now owned or hereafter acquired by the undersigned (including, without limitation, any Ordinary Shares or ADSs which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (collectively, the “Lock-Up Securities”)), or publicly disclose the intention to make any offer, sale, pledge or disposition (each, a “Transfer”), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, (3) engage in any short selling of the Lock-Up Securities, or (4) make any demand for or exercise any right with respect to the registration of any of the Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may Transfer the Lock-Up Securities without the prior written consent of the Representative,

(a)          provided that (1) in the case of any Transfer pursuant to clauses (i)-(vi), the Representative receives a signed lock-up letter agreement (in the form of this lock-up letter agreement) for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such Transfer, (2) in the case of any Transfer pursuant to clauses (i)-(vi), any such Transfer shall not involve a disposition for value, (3) such Transfer is not required to be reported with the Securities and Exchange Commission (the “SEC”) in accordance with the Exchange Act, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such Transfer, with respect to a Transfer:

(i)	as a bona fide gift or gifts;

(ii)
to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

(iv)
if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

(v)	if the undersigned is a trust, to the beneficiary of such trust;

(vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or

(vii)	of securities acquired in the Public Offering;

(b)          by operation of law pursuant to a domestic order, negotiated divorce settlement or other court order provided that the undersigned shall cause the transferee to agree in writing to be bound by the terms of this lock-up agreement prior to such Transfer; provided further that any filings required to be made to the SEC will indicate by footnote disclosure or otherwise the nature of the transaction;

(c)          to the Company upon exercise of any right in respect of any option granted under any incentive plan of the Company described in the Registration Statement (as defined in the Underwriting Agreement) in each case on a surrender of Ordinary Shares to the Company in “net” or “cashless” exercise of any such option; provided that (i) the Ordinary Shares received by the undersigned upon exercise continue to be subject to the restrictions on transfer set forth in this lock-up agreement, and (ii) no filings are required or made to the SEC with respect to such Transfer; or

(d)          pursuant to a bona fide third party tender offer for all outstanding securities of the Company, or a merger, consolidation or other similar transaction approved by the Company’s board of directors involving a Change of Control (as defined below) of the Company provided that all of the undersigned’s Lock-Up Securities subject to this lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this lock-up agreement; provided further, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this lock-up agreement.

For purposes of clause (d) above, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, notwithstanding the foregoing, this lock-up letter agreement shall not restrict the delivery of Lock-Up Securities to the undersigned upon the conversion of any securities or other rights convertible or exercisable into Lock-Up Securities in accordance with their terms; provided that such Lock-Up Securities delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this lock-up letter agreement.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act, provided that (i) such plan may only be established if no public announcement or filing with the SEC, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Lock-Up Period and (ii) no sales of Ordinary Shares and/or ADSs are made pursuant to such plan during the Lock-Up Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent or depositary for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and depositary relating to the transfer of the Lock-Up Securities except in compliance with the restrictions described above. The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Ordinary Shares or ADSs.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will announce the impending release or waiver by press release through a major news service at least three business days before the effective date of the release or waiver.  Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This lock-up letter agreement shall automatically terminate and the undersigned shall be released from all obligations under this lock-up letter agreement if (i) the Underwriters notify the Company in writing that they do not intend to proceed with the Public Offering prior to the execution of the Underwriting Agreement, (ii) the Company notifies the Representative in writing that it does not intend to proceed with the Public Offering prior to execution of the Underwriting Agreement, (iii) the Underwriting Agreement is not executed prior to March 10, 2021, (iv) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, or (v) the Registration Statement is withdrawn by the Company prior to the completion of the Public Offering.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up letter agreement and that this lock-up letter agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This lock-up letter agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This lock-up letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

Very truly yours,

________________________________________
Name (Print exact name)

By: ______________________________________
       Signature

______________________________
Position in Company, if any

If signing on behalf of an entity:

________________________________________
Name of Authorized Signatory (Print)

________________________________________
Title of Authorized Signatory (Print)

Exhibit A-1

[Form of Waiver of Lock-up]

[corporation]
Public Offering of ADSs

[ ], 20[ ]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by [Corporation] (the “Company”) of [ ] American Depositary Shares, each representing [ ] ordinary shares of the Company, no par value (the “ADSs”), and the lock-up agreement dated [ ], 20[ ] (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [ ], 20[ ], with respect to [ ] ADSs (the “Securities”).

H.C. Wainwright & Co., LLC. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Securities, effective [ ], 20[ ][date to be three business days from date of letter]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly, H.C. WAINWRIGHT & CO., LLC By: ________________________________ Name: Title:

cc: [Company contact]

Exhibit A-2

[Form of Lock Up Waiver/Release Company Press Release]

[Company]
[Date]

(“[Company]”) announced today that H.C. Wainwright & Co., LLC, the [lead book-running] manager in the Company’s recent public sale of [ ] ADSs, is [waiving] [releasing] a lock-up restriction with respect to [ ] ADSs, each representing [ ] ordinary shares of the Company held by [ ], an [officer/director] of the Company.  The [waiver] [release] will take effect on [ ], 20[ ], and the related shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.